UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Lightbridge, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-21319	04-3065140
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Corporate Drive, Burlington, Massachusetts		01803
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-359-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 13, 2006, we announced preliminary revenue and earnings for the quarter ended December 31, 2005.

A copy of the press release issued by us on January 13, 2006, entitled "Lightbridge Announces Preliminary Fourth Quarter Results and Restructuring" is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 13, 2006, we announced a restructuring of our business in order to lower overall expenses to better align them with future revenue expectations.

A copy of the press release issued by us on January 13, 2006, entitled "Lightbridge Announces Preliminary Fourth Quarter Results and Restructuring" is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The restructuring, committed to and completed on January 13, 2006, consists of a total workforce reduction of about 28 positions, which represents about a 4% employee reduction, and is expected to produce approximately $3.1 million to $3.6 million in annual pre-tax savings commencing in the first quarter of 2006.

We expect to incur a total of approximately $1.0 million to $1.5 million in costs associated with the restructuring, all of which are related to termination benefits provided to terminated employees.

We expect to record a pre-tax restructuring charge of approximately $1.0 million to $1.5 million in the first quarter of 2006 associated with the workforce reduction.

Item 9.01 Financial Statements and Exhibits.

A copy of the press release issued by us on January 13, 2006, entitled "Lightbridge Announces Preliminary Fourth Quarter Results and Restructuring" is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightbridge, Inc.

January 13, 2006	By:	Timothy C. O'Brien

Name: Timothy C. O'Brien
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release entitled "Lightbridge Announces Preliminary Fourth Quarter Results and Restructuring"